EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

Drawdown G6

OF

PRESTO FOOD & BEVERAGE, INC.

UNDER SECTION 402 OF THE

BUSINESS CORPORATION LAW

The undersigned, natural person of the age of 18 years or more, acting as incorporator of a Corporation under Section 402 of the Business Corporation Law, hereby adopts the following Certificate of Incorporation for such Corporation

ARTICLE 1 – NAME

The name of the Corporation is PRESTO FOOD & BEVERAGE, INC., (hereinafter, “Corporation”).

ARTICLE 2 – PURPOSE OF CORPORATION

This Corporation is formed to engage in any lawful act or activity for which a Corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.

ARTICLE 3 – COUNTY OF THE OFFICE OF THE COPORATION

The county within the State of New York, in which the office of the Corporation is to be located is New York County and the office address is 120 Greenwich Street, Suite 8F, New York, New York 10006.

ARTICLE 4 – INCORPORATOR

The name and street address of the incorporator of this Corporation is Elsie Sanchez at 45 John Street, Suite 711, New York, New York 10038.

ARTICLE 5 – CORPORATE CAPITALIZATION

5.1

The maximum number of shares that this Corporation is authorized to issue is 10 MILLION (10,000,000) shares of common stock, each share having the par value of ONE PENNY ($.001).

5.2

No holder of shares of stock of any class shall have any (preemptive right to subscribe) to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Director(s) may, in authorizing the issuance of shares of stock or any class, confer any preemptive right that the Board of Director(s) may deem advisable in connection with such issuance.

5.3

The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

SUITE 711 45 JOHN STREET NEW YORK, NY 10038 (212) 962-1000 (800) 576-1100 – FACSIMILE (212) 964-5600

http://www.amerilawyer.com

PRESTO FOOD & BEVERAGE, INC.

5.4

The Board of Director(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or conditions of redemption of the stock.

ARTICLE 6 – SHAREHOLDERS’ RESTRICTIVE AGREEMENT

All of the shares of stock of this Corporation may be subject to a Shareholders’ Restrictive Agreement containing numerous restrictions on the rights of shareholders of the Corporation and transferability of the shares of stock of the Corporation.  A copy of the Shareholders’ Restrictive Agreement, if any, is on file at the principal office of the Corporation.

ARTICLE 7 – POWERS OF CORPORATION

The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or this Certificate of Incorporation.

ARTICLE 8 – TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE 9 – REGISTERED OWNERS(S)

The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE 10 – SECRETARY OF STATE AS AGENT OF CORPORATION

The Secretary of State of New York is designated agent of the corporation on whom process against it may be served.  The Secretary of State shall mail a copy of any process against the corporation served on him to 45 John Street, Suite 711, New York, New York, 10038

ARTICLE 11 – REGISTERED AGENT

The name of the registered agent upon whom and the address of the registered agent at which process against the corporation may be served is Spiegel & Utrera, P.A., P.C. at 45 John Street, Suite 711, New York, New York 10038.

ARTICLE 12 – BYLAWS

The Board of Director(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal fo the Bylaws.

SUITE 711 45 JOHN STREET NEW YORK, NY 10038 (212) 962-1000 (800) 576-1100 – FACSIMILE (212) 964-5600

http://www.amerilawyer.com

PRESTO FOOD & BEVERAGE, INC.

ARTICLE 13 – AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, or in any amendment hereto, or to add any provision to this Certificate of Incorporation, or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of New York, and all rights conferred upon shareholders in this Certificate of Incorporation or any amendment hereto are granted subject to this reservation.

ARTICLE 14 – INDEMNIFICATION

14.1

The corporation may indemnify any of its officers or directors, made a party to an action by or in the right of the corporation t procure a judgment in its favor by reason of the fact that he or she, his testator or her testrix or intestate, is or was a director or officer of the corporation, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him or her in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the corporation under Section 717 and Section 715 of the Business Corporation Law of the State of New York.

14.2

The indemnification authorized under paragraph 14.1 shall in no case include:

14.2.1

Amounts paid in settling or otherwise disposing of a threatened action, or a pending action with or without court approval, or

14.2.2

Expenses incurred in defending a threatened action, or a pending action which is settled or otherwise disposed of without court approval.

14.3

The corporation shall indemnify any of its officers or directors made, or threatened to be made, a party to an action or proceeding including one by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust or other enterprise for which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he or she, his testator or her testrix or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he or she, reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

14.4

The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he or she reasonably believed to be in the best interest of the corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

SUITE 711 45 JOHN STREET NEW YORK, NY 10038 (212) 962-1000 (800) 576-1100 – FACSIMILE (212) 964-5600

http://www.amerilawyer.com

PRESTO FOOD & BEVERAGE, INC.

IN WITNESS WHEREOF, this certificate has been subscribed this 20 July 2001, by the undersigned, who affirms that the statements made herein are true under penalties of perjury.

Elsie Sanchez, Incorporator
45 John Street, Suite 711
New York, New York 10038.

SUITE 711 45 JOHN STREET NEW YORK, NY 10038 (212) 962-1000 (800) 576-1100 – FACSIMILE (212) 964-5600

http://www.amerilawyer.com